                                                                    EXHIBIT 12.1


                                  NISOURCE INC.
                       Ratio of Earnings to Fixed Charges


                                                                                                    Twelve Months    Nine Months
                                                               Twelve Months                            Ended          Ended
                                                           Year Ended December 31,                  September 30,   September 30,
                                          --------------------------------------------------------  -------------   -------------
(Dollars in millions)                       1995        1996        1997        1998        1999        2000            2000
                                          --------    --------    --------    --------    --------  -------------   -------------
Earnings as defined in item 503(d)
   of Regulation S-K:
   Income before interest charges         $  284.7    $  287.9    $  319.5    $  338.1    $  376.8    $  436.2        $  347.2
Adjustments-
   Federal income taxes                       95.7        80.6        97.0       115.8        91.9       135.5           132.3
   State income tax                           15.2        12.8        16.9        16.8        14.1        18.1            18.1
   Deferred investment tax credit, net        (7.5)       (7.4)       (7.4)       (7.4)       (7.7)       (7.7)           (5.7)
   Deferred income taxes, net                 (1.5)       21.1        (1.5)      (22.5)       (7.9)      (13.0)          (31.9)
   Federal and state income taxes
     included in other income                 (2.7)        (.2)        1.0        (1.9)         --          --              --
   Amortization of capitalized interest         .2          .2          --          --          --          --              --
                                          --------    --------    --------    --------    --------    --------        --------
                                          $  384.1    $  395.0    $  425.5    $  438.9    $  467.2    $  569.1        $  460.0
                                          ========    ========    ========    ========    ========    ========        ========

Fixed charges as defined in item 503(d)
   of Regulation S-K:
   Interest on long-term debt             $   82.7    $   84.2    $  102.8    $  111.4    $  131.8    $  127.4        $   94.0
   Other interest                             13.6        17.8        13.5        16.5        33.2        64.8            52.0
   Amortization of premium,
     reacquisition premium, discount
     and expense on debt, net                  4.4         4.6         4.7         4.6         5.1         5.6             4.3
   Interest portion of rent expense            2.4         2.7         2.9         7.9        16.8        17.0            12.4
   Minority Interest (TOPIES)                   --          --          --          --        17.9        19.5            15.3
   Capitalized interest during period           .2          --          --          --          --          --              --
                                          --------    --------    --------    --------    --------    --------        --------
                                          $  103.3    $  109.3    $  123.9    $  140.4    $  204.8    $  234.3        $  178.0
                                          ========    ========    ========    ========    ========    ========        ========

Plus preferred stock dividends:
   Preferred dividend requirements
   of subsidiary                          $    9.0    $    8.7    $    8.7    $    8.5    $    8.4    $    8.1        $    6.0
   Preferred dividend requirements
      factor                                  1.54        1.59        1.54        1.49        1.61        1.61            1.61
                                          --------    --------    --------    --------    --------    --------        --------

   Preferred dividend requirements
     of subsidiary                        $   13.9    $   13.8    $   13.4    $   12.7    $   13.5    $   13.1        $    9.7
   Fixed charges                             103.3       109.3       123.9       140.4       204.8       234.3           178.0
                                          --------    --------    --------    --------    --------    --------        --------
                                          $  117.2    $  123.1    $  137.3    $  153.1    $  218.3    $  247.4        $  187.7
                                          ========    ========    ========    ========    ========    ========        ========

Ratio of earnings to fixed charges            3.28        3.21        3.10        2.87        2.14        2.30            2.45
                                          ========    ========    ========    ========    ========    ========        ========

                              COLUMBIA ENERGY GROUP
                       Ratio of Earnings to Fixed Charges


                                                                                                  Twelve Months    Nine Months
                                                              Twelve Months                          Ended           Ended
                                                          Year Ended December 31,                 September 30,   September 30,
                                        --------------------------------------------------------  -------------   -------------
(Dollars in millions)                     1995        1996        1997        1998        1999        2000            2000
                                        --------    --------    --------    --------    --------  -------------   -------------
Consolidated Income (Loss) from
   Continuing Operations before
   Income Taxes                         $ (650.5)   $  325.8    $  397.0    $  461.1    $  565.9    $  636.7        $  391.4
Adjustments-
   Interest during construction            (20.2)       (1.1)       (3.0)       (2.1)       (2.8)       (2.0)           (1.4)
   Distributed (Undistributed) equity
     income                                 (7.9)        1.5         3.6        (0.4)       (5.8)       (7.1)           (3.9)
   Fixed charges*                        1,061.3       183.7       180.5       163.3       183.8       206.8           153.5
                                        --------    --------    --------    --------    --------    --------        --------
     Earnings available                 $  382.7    $  509.9    $  578.1    $  621.9    $  741.1    $  834.4        $  539.6
                                        ========    ========    ========    ========    ========    ========        ========

Fixed charges:
   Interest on long-term  and
     short-term debt**                  $  987.2    $  150.8    $  145.6    $  145.4    $  152.9    $  158.9        $  115.9
   Other interest                           53.6        13.5        15.2         1.4        14.9        31.7            25.2
   Portion of rentals representing
     interest                               20.5        19.4        19.7        16.5        16.0        16.2            12.4
                                        --------    --------    --------    --------    --------    --------        --------
     Total Fixed Charges                $1,061.3    $  183.7    $  180.5    $  163.3    $  183.8    $  206.8        $  153.5
                                        ========    ========    ========    ========    ========    ========        ========

Ratio of earnings to fixed charges           N/A(a)     2.78        3.20        3.81        4.03        4.03            3.52
                                        ========    ========    ========    ========    ========    ========        ========


Prior periods have been restated to reflect discontinued operations.

(a) To achieve a one-to-one coverage, the Corporation would need an additional $678.6 million of earnings for the twelve months ended December 31, 1995.

     * Amounts for the twelve months ended December 31, 1995 through December 31, 1999 have been restated to conform to 2000 presentation.

     ** This amount includes interest expense of $982.9 million including the write-off of unamortized discounts on debentures recorded in 1995.

                             NISOURCE INC. PRO FORMA
                       Ratio of Earnings to Fixed Charges


                                          Twelve Months   Twelve Months   Nine Months
                                             Ended            Ended           Ended
                                          December 31,    September 30,   September 30,
                                          ------------    ------------    ------------
(Dollars in millions)                         1999            2000            2000
                                          ------------    ------------    ------------
Earnings as defined in item 503(d)
   of Regulation S-K:
   Income before interest charges         $      961.2    $    1,076.9    $      761.9
Adjustments-
   Federal income taxes                          149.1           237.2           190.1
   State income tax                               14.1            18.1            18.1
   Deferred investment tax credit, net            (7.7)           (7.7)           (5.7)
   Deferred income taxes, net                     (7.9)          (13.0)          (31.9)
   Federal and state income taxes
     included in other income                       --              --              --
   Amortization of capitalized interest             --              --              --
                                          ------------    ------------    ------------
                                          $    1,108.9    $    1,311.5    $      932.5
                                          ============    ============    ============

Fixed charges as defined in item 503(d)
   of Regulation S-K:
   Interest on long-term debt             $      592.4    $      594.0    $      440.7
   Other interest                                 48.1            96.5            77.2
   Amortization of premium,
     reacquisition premium, discount
     and expense on debt, net                      5.1             5.6             4.4
   Interest portion of rent expense               32.8            33.1            12.4
   Minority Interest (TOPIES)                     17.8            19.5            27.7
   Capitalized interest during period               --              --              --
                                          ------------    ------------    ------------
                                          $      696.3    $      748.8    $      562.3
                                          ============    ============    ============

Plus preferred stock dividends:
   Preferred dividend requirements
     of subsidiary                        $        8.3    $        8.1    $        6.0
   Preferred dividend requirements
     factor                                       1.61            1.61            1.61
                                          ------------    ------------    ------------

   Preferred dividend requirements
     of subsidiary                        $       13.4    $       13.1    $        9.7
   Fixed charges                                 696.3           748.8           562.3
                                          ------------    ------------    ------------
                                          $      709.7    $      761.9    $      572.0
                                          ============    ============    ============

Ratio of earnings to fixed charges                1.56            1.72            1.63
                                          ============    ============    ============